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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 107517 and 333-119682) and in the Registration Statements on Form S-8 (File Nos. 33-72700, 33-62522, 33-8697, 33-13953,
33-40744, 33-46963, 333-28417, and 333-82292) of Advanced Magnetics, Inc. of our
report dated November 26, 2004 relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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Boston, Massachusetts
December 13, 2004